Exhibit 99.1

BioDelivery Sciences Announces

Resumption of ONSOLIS Manufacturing

RALEIGH, N.C., November 23, 2010 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today announced that manufacturing of ONSOLIS has resumed as planned after a brief, voluntary shut down at Aveva Drug Delivery Systems, the contract manufacturer for ONSOLIS.

As previously announced, the nature of the shutdown was not related to ONSOLIS but involved concerns that had been expressed in a publicly available letter by the U.S. Food and Drug Administration (FDA) involving other products manufactured at the site. Since this time, Aveva has been in close contact with FDA as they work through the Agency’s concerns. These communications included recent notification to FDA of Aveva’s plan for resuming manufacturing.

“We are pleased to announce that operations at Aveva and the production of ONSOLIS have resumed on the schedule we previously indicated,” stated Mark A. Sirgo, President and Chief Executive Officer of BDSI. “We now estimate that ONSOLIS supplies will be available no later than March 2011 to support a commercial launch in Canada. Also, as previously mentioned, there has been sufficient stock of ONSOLIS on hand to support continuing U.S. sales activity without disruption.”

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the EU (where it is marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, results relating to the future manufacturing of ONSOLIS) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com